                                   EXHIBIT 12

                              COMPUTATION OF RATIOS



COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                   10/28/95-   4/1/95 -
                                            3/31/99     3/31/98     3/31/97        3/31/96    10/27/95     3/31/95
------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes            $5,465      $9,665      $2,614           $617     ($2,822)    ($1,615)
ADD:
Portion of rents
representative of interest factor             4,285       1,736         440             54          73         143
Interest on indebtedness                     20,903      10,710       3,388          1,096       1,048       1,267

                                            -------     -------      ------         ------     -------     -------
                                            $30,653     $22,111      $6,442         $1,767     ($1,701)      ($205)
                                            =======     =======      ======         ======     =======     =======


FIXED CHARGES
Portion of rents
representative of interest factor             4,285       1,736         440             54          73         143
Interest on indebtedness                     20,903      10,710       3,388          1,096       1,048       1,267

                                            -------     -------      ------         ------     -------     -------
                                            $25,188     $12,446      $3,828         $1,150      $1,121      $1,410
                                            =======     =======      ======         ======     =======     =======


Ratio of Earnings to Fixed Charges              1.2         1.8         1.7            1.5          --          --
                                            =======     =======      ======         ======     =======     =======


Deficiency of Earnings over
  fixed charges                                  --          --          --             --     ($2,822)    ($1,615)
                                                                                               =======     =======
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